SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Unitel Video, Inc.
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1),
        or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:


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     2)  Aggregate number of securities to which transaction applies:


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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
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                                       -2-

                               UNITEL VIDEO, INC.
                                855 Tenth Avenue
                            New York, New York 10019

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, FEBRUARY 14, 1996

                                 ---------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unitel Video, Inc., a Delaware corporation (the "Company"), will be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York 10036, on Wednesday, February 14, 1996, at 11:00 A.M., for the purpose of considering and acting upon the following matters:

          1. The election of two Class II directors to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

          2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on December 22, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 855 Tenth Avenue, New York, New York 10019.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.



                                            KAREN CEIL LAPIDUS,
                                            Secretary

December 29, 1995

                               UNITEL VIDEO, INC.
                                855 Tenth Avenue
                            New York, New York 10019


                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                                     GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unitel Video, Inc. (the "Company") for use at the Company's 1996 Annual Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company (the "Stockholders") on or about December 29, 1995.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the election of the two nominees for director named herein.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.


                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

     At the close of business on December 22, 1995, the record date fixed for the determination of Stockholders entitled to notice of and to vote at the Meeting, there were 2,626,565 outstanding shares of the Company's Common Stock, its only class of voting securities. Each share of Common Stock entitles the record holder thereof to one vote. The presence at the Meeting, in person or by proxy, of a majority of such outstanding shares of Common Stock will constitute a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

     The affirmative vote of a plurality of votes cast at the Meeting is required to elect directors. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

Share Ownership of Certain Beneficial Owners and Management

     The following table sets forth information at December 22, 1995 with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Unless otherwise indicated, each beneficial owner named below has sole voting and dispositive power with respect to the shares of Common Stock indicated as beneficially owned by such owner.


   Name and Address of                                               Amount and Nature of       Percent of
     Beneficial Owner                                                Beneficial Ownership          Class
   -------------------                                               ---------------------      -----------
   Herbert Bass...................................................       237,552 (1)(2)            9.0%
     146 Waters Edge
     Admiral's Cove
     Jupiter, Florida 33477

   Alex Geisler...................................................      266,826  (2)(3)           10.2%
     131 Regatta Drive
     Admiral's Cove
     Jupiter, Florida 33477

   Dimensional Fund Advisors Inc..................................      184,000  (4)               7.0%
     1299 Ocean Avenue
     Santa Monica, California 90401

----------
(1)  Includes 2,000 shares subject to presently exercisable stock options.

(2) Includes 62,173 unallocated shares held by the Company's 401(k) Employee Savings and Stock Ownership Plan (the "Savings Plan") as to which Herbert Bass, Alex Geisler, John Hoffman and Barry Knepper, Senior Vice President-Finance and Administration of the Company, as co-trustees, share the power to vote.

(3) Includes 2,000 shares subject to presently exercisable stock options, 57,193 shares held by Jean Z. Geisler (Mr. Geisler's wife) as trustee for the benefit of the Geislers' children and 67,234 shares held by Mrs. Geisler, with respect to all of which shares Mr. Geisler has sole voting and dispositive power. Mr. and Mrs. Geisler disclaim beneficial ownership as to the 57,193 shares held by Mrs. Geisler as trustee.

(4) Pursuant to a Schedule 13G, as amended, filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission, DFA has indicated that all shares listed in the table above opposite its name are owned by advisory clients of DFA, no one of which, to DFA's knowledge, owns more than 5% of the Company's Common Stock. DFA has indicated that it has sole dispositive power with respect to all such shares of Common Stock, that it has sole voting power with respect to 123,100 of such shares and that certain of its officers, who also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940, vote 51,200 additional shares of Common Stock which are owned by the Fund and 9,700 shares of Common Stock which are owned by the Trust.

     The following table sets forth information at December 22, 1995 with respect to the beneficial ownership of the Company's Common Stock by (a) each director and each nominee for election as a director of the Company, (b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" and (c) all directors and executive officers of the Company as a group (13 persons). Unless otherwise indicated, each person named below and each person in the group named below has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such person or group.

                                                                     Amount and Nature of       Percent of
   Name of Beneficial Owner                                          Beneficial Ownership          Class
   -----------------------                                           ---------------------      -----------
   Herbert Bass...................................................         237,552 (1)             9.0%
   Alex Geisler...................................................         266,826 (2)            10.2%
   John Hoffman...................................................         112,965 (3)             4.3%
   Walter G. Arader...............................................          32,000 (4)             1.2%
   Philip S. Birsh................................................           4,000 (5)              *
   Barry Knepper..................................................         108,637 (6)             4.1%
   David Micciulla................................................          15,392 (7)              *
   Richard Clouser................................................          48,566 (8)             1.8%
   Mark Miller...................................................            7,175 (9)              *
   Rita Sitnick...................................................           6,498 (10)             *
   Richard Mandeberg..............................................             498 (11)             *
   All directors and executive officers as a group (13 persons)...         661,197 (12)           24.4%

----------
*    Less than one percent.

(1) See footnotes (1) and (2) above to the first table under the caption "Share Ownership of Certain Beneficial Owners and Management" for information as to the beneficial ownership by Mr. Bass of the Company's Common Stock.

(2) See footnotes (2) and (3) above to the first table under the caption "Share Ownership of Certain Beneficial Owners and Management" for information as to the beneficial ownership by Mr. Geisler of the Company's Common Stock.

(3) Includes 28,600 shares issuable to Mr. Hoffman pursuant to presently exercisable stock options and 3,501 shares allocated to Mr. Hoffman and held in his account under the Savings Plan. Also includes 62,173 unallocated shares held by the Savings Plan. See footnote (2) to the first table above under the caption "Share Ownership of Certain Beneficial Owners and Management."

(4) Includes 24,000 shares issuable to Mr. Arader pursuant to presently exercisable stock options.

(5)  Includes  4,000  shares   issuable  to  Mr.  Birsh  pursuant  to  presently
     exercisable stock options.

(6) Includes 25,600 shares issuable to Mr. Knepper pursuant to presently exercisable stock options, 4,164 shares allocated to Mr. Knepper and held in his account under the Savings Plan, 2,100 shares held by Mr. Knepper in an Individual Retirement Account and 4,700 shares purchasable by Mr. Knepper under the Company's Employee Stock Purchase Plan (the "Purchase Plan"). Also includes 62,173 unallocated shares held by the Savings Plan. See footnote (2) to the first table above under the caption "Share Ownership of Certain Beneficial Owners and Management."

(7) Includes 8,000 shares issuable to Mr. Micciulla pursuant to presently exercisable stock options, 492 shares allocated to Mr. Micciulla and held in his account under the Savings Plan and 4,700 shares purchasable by Mr. Micciulla under the Purchase Plan.

(8) Includes 26,500 shares issuable to Mr. Clouser pursuant to presently exercisable stock options, 1,443 shares allocated to Mr. Clouser and held in his account under the Savings Plan and 4,700 shares purchasable by Mr. Clouser under the Purchase Plan. Also includes 10,100 shares issuable to Mr. Clouser's wife pursuant to presently exercisable stock options, 1,123 shares allocated to his wife and held in her account under the Savings Plan and 4,700 shares purchasable by her under the Purchase Plan. Mr. Clouser disclaims beneficial ownership of all shares owned by his wife.

(9) Includes 975 allocated to Mr. Miller and held in his account under the Savings Plan and 4,700 shares purchasable by Mr. Miller under the Purchase Plan.

(10) Includes 6,000 shares issuable to Ms. Sitnick pursuant to presently exercisable stock options and 498 shares allocated to Ms. Sitnick and held in her account under the Savings Plan.

(11) Includes 498 shares allocated to Mr. Mandeberg and held in his account under the Savings Plan.

(12) Includes 100,700 shares issuable to executive officers and directors of the Company pursuant to presently exercisable stock options and 42,300 shares purchasable by executive officers of the Company under the Purchase Plan.

     During the Company's fiscal year ended August 31, 1995, Walter Arader filed a late Form 4, and Herbert Bass, Alex Geisler, Walter Arader, Philip Birsh, John Hoffman, Richard Clouser and Rita Sitnick each filed a late Form 5, in each case with regard to one reportable transaction.

                              ELECTION OF DIRECTORS

     The Company's By-Laws fix the number of directors of the Company at seven and provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, each class to be as equal in number as possible. There are presently two directors in each of Class I and II and three directors in Class III. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting.

     Subsequent to the fiscal year ended August 31, 1995, John Hoffman, a Class II director whose term of office expires at the Meeting and the election and qualification of his successor, informed the Board of Directors that he would not stand for re-election. In accordance with the Company's By-Laws and in order to maintain each class of directors as equal in number as possible, Barry
Knepper, a Class III director whose term of office would have continued until the 1997 Annual Meeting of Stockholders and the election and qualification of his successor, agreed to be reclassified as a Class II director and to stand for re-election at the Meeting. The number of directors comprising the Board will be reduced to six, consisting of three classes of two directors each.

     Accordingly, at the Meeting Stockholders will elect two Class II directors to serve for a term of three years, until the 1999 Annual Meeting of Stockholders and the election and qualification of their respective successors. Unless otherwise directed, proxies will be voted for the election of David Micciulla and Barry Knepper as Class II directors.

     Each of the nominees has indicated a willingness to serve as a director of the Company. In the event that any of the nominees should become unavailable or unable to serve for any reason, the persons named in the enclosed proxy will vote for one or more alternate nominees as the Board of Directors may recommend.

     The following table sets forth certain information about each nominee and each director whose term of office will continue after the Meeting:

                                                           Class of                     Director          Term
               Name                                        Director         Age         Since            Expires
               ----                                        --------        ----         --------         -------
Nominees:
---------
David Micciulla ...................................            II           40            1995*           1996
Barry Knepper .....................................            II           45            1995*           1996

Directors whose term of office
will continue after the Meeting:
--------------------------------
Walter G. Arader ..................................            I            75            1981            1998
Philip S. Birsh ...................................            I            37            1992            1998
Herbert Bass ......................................            III          66            1969            1997
Alex Geisler                                                   III          72            1969            1997

----------
* In May 1995 the number of directors comprising the entire Board of Directors of the Company was increased to seven and Messrs. David Micciulla and Barry Knepper were elected to fill the newly created directorships.

Principal Occupations and Directorships Held by Directors of the Company

     Messrs. Bass and Geisler have served as directors of the Company since its founding in 1969. Mr. Bass served as President of the Company and Mr. Geisler as Executive Vice President of the Company from 1969 until 1989, when they became Co-Chairmen and Co-Chief Executive Officers. On August 11, 1993, they relinquished their duties as Co-Chief Executive Officers and, in accordance with their employment agreements with the Company, on September 1, 1993 they became consultants to the Company.

     Mr. Arader has been a director of the Company since March 1981 and has been Chairman and Chief Executive Officer of Walter G. Arader & Associates, a financial and management consulting firm, since January 1, 1993. For more than five years prior thereto, Mr. Arader was Chairman and Chief Executive Officer of the financial and management consulting firm of Arader, Herzig & Associates,

Inc.  Mr.  Arader  is a  former  Commissioner  of  the  Pennsylvania  Securities
Commission  and  a  former   Secretary  of  Commerce  of  the   Commonwealth  of
Pennsylvania. Mr. Arader is a director of HMG/Courtland, Inc.

     Mr. Birsh has been a director of the Company since April 1992 and Publisher of Playbill Incorporated, which publishes "Playbill" Magazine, and President and Publisher of Racing Today Publishing Inc., which publishes a variety of racing magazines, since March 1992. In January 1992, Mr. Birsh became President of AJP Realty Corp., a real estate investment company. From May 1989 to February 1992, Mr. Birsh was Senior Vice President and director of the private business group of Kidder Peabody & Co. Incorporated, and for the nine years prior to May 1989, Mr. Birsh was with Drexel Burnham Lambert Incorporated. At his departure in 1989, Mr. Birsh was a vice president in the mergers and acquisitions department.

     Mr. Micciulla has been President and a director of the Company since May 1995. Mr. Micciulla served as President of the Unitel-New York and Windsor Video divisions of the Company from April 1994 to May 1995, as General Manager of Unitel-New York from June 1992 to April 1994 and as Vice President-Finance and Controller of Editel-New York from March 1987 to May 1992.

     Mr. Knepper has been Senior Vice President-Finance and Administration and a director of the Company since May 1995. Mr. Knepper has served as the Company's Chief Financial Officer since 1982 and has served as its Treasurer since 1983.

Meetings and Committees of the Board of Directors

     The Board of Directors held eight meetings during the fiscal year ended August 31, 1995. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served which were held during the Company's last fiscal year.

     The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee, the members of which, in each case, are
Messrs. Arader and Birsh. The Board of Directors does not have a Nominating Committee. The entire Board of Directors considers questions relating to nominations for directors. The Compensation Committee and the Stock Option Committee, the functions of which are described below under the caption "Compensation Committee and Stock Option Committee Report on Executive Compensation," met once during the fiscal year ended August 31, 1995. The principal functions of the Audit Committee, which did not meet during the fiscal year ended August 31, 1995, are to recommend to the Board of Directors the appointment of independent auditors, to review the performance and scope of audit and non-audit services to be performed by the independent auditors, to review the adequacy of internal auditing and accounting procedures and to
supervise   investigation  of  matters  relating  to  corporate  procedures  and controls.

Compensation of Directors

     Directors who are not employees of the Company receive $2,500 each fiscal quarter and $1,000 for each Board of Directors' meeting and each committee meeting attended. Pursuant to the terms of the 1992 Stock Option Plan of the Company (the "1992 Plan") each director of the Company who is not an employee of the Company or any subsidiary of the Company is automatically granted an option to purchase 1,000 shares of Common Stock on May 1 of each year during the term of the 1992 Plan. During the fiscal year ended August 31, 1995, Messrs. Arader, Birsh, Bass and Geisler were each granted an option under the 1992 Plan to purchase 1,000 shares of Common Stock at an exercise price per share, in each instance, of $7.00, the fair market value per share of Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain summary information concerning compensation with respect to each person who served as the Company's chief executive officer during the fiscal year ended August 31, 1995 and each of the Company's four other most highly compensated executive officers:

                                                                                      Long Term
                                                                                    Compensation
                                                                                    ------------
                                                                                        Awards
                                                                  Annual                ------
                                                               Compensation          Securities      All Other
          Name and                                      ---------------------------  Underlying        Compen-
     Principal Position                     Year       Salary ($)      Bonus (1)($)  Options (#)     sation ($)
     ------------------                     ----       ----------      ------------  -----------     ----------
John Hoffman .......................         1995        $179,663                                     $1,600 (2)
   Former President                          1994         178,975                                        977
   and Chief                                 1993         178,062                                      1,733
   Executive Officer

David Micciulla ....................         1995        $150,577        $60,000       10,000         $1,600 (2)
   President and                             1994         114,972         47,267                         977
   Chief Executive                           1993          95,000         43,250
   Officer

Richard Clouser ....................         1995        $173,916        $69,300                      $1,600 (2)
   President, Mobile                         1994         173,250         69,300                         977
   Division                                  1993         168,026                                      1,469

Mark Miller ........................         1995        $166,009
   President, Unitel -                       1994         161,853
   Hollywood Division                        1993         138,981        $13,286

Rita Sitnick .......................         1995        $147,584                                     $1,600 (2)
   Former President,                         1994         147,018                                        977
   Editel - New York                         1993         144,568                                        751
   Division

Richard Mandeberg ..................         1995        $143,004                                     $1,600 (2)
   Former President,                         1994         142,668                                        977
   Editel - Chicago                          1993         136,925                                        751
   Division

----------
(1)  Bonus compensation is shown for the fiscal year in which earned.

(2) Includes the value, as at August 31, 1995, of shares of Common Stock allocated to such executive officer under the Company's Savings Plan during the fiscal year ended August 31, 1995.

Employment and Severance Arrangements

     The Company has provided that in the event that Mr. Knepper or Mr. Clouser is terminated as an employee within one year following a change of control of the Company, the Company will pay him severance in an amount equal to his aggregate compensation for the six-month period preceding such termination. In addition, upon such termination all stock options granted to him would become immediately exercisable.

     John Hoffman is a party to an agreement with the Company dated as of July 19, 1995 pursuant to which he serves as a consultant to the Company. The agreement provides for a term ending on June 4, 1998. Mr. Hoffman is entitled to receive a consulting fee during the remainder of the term of the agreement at the rate of $44,743.75 per annum. In addition, Mr. Hoffman is entitled to participate in the Company's health, medical, dental, life and accident insurance plans or programs that are generally available to the Company's executives.

     Mark Miller is a party to an employment agreement with the Unitel-Hollywood division of the Company dated as of August 31, 1995 pursuant to which he serves as President of that division. The agreement provides for a term ending on October 10, 1996. Mr. Miller is entitled to receive a base salary at the rate of $170,000 per annum until April 10, 1996 and at the rate of $175,000 per annum for the remainder of the term of the agreement. In addition, Mr. Miller is entitled to receive bonus compensation for all fiscal years of the Company, and portions thereof, during the term of the agreement, commencing with the fiscal year ending August 31, 1996, in an amount equal to 5% of the pre-tax net income of the Unitel-Hollywood division for the applicable fiscal year (pro-rated for portions of fiscal years). Mr. Miller is provided with an automobile and related expense allowance and is entitled to participate in the Company's benefit plans as in effect from time to time.

Stock Options

     The following table sets forth certain information concerning the grant to David Micciulla during the fiscal year ended August 31, 1995 of stock options under the 1992 Plan. No options were granted to any other executive officer of the Company named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable
                                  Individual Grants                                          Value at Assumed
                          ---------------------------------                                   Annual Rates of
                           Number of           Percent of                                       Stock Price
                          Securities          Total Options                                  Appreciation For
                          Underlying           Granted to      Exercise                         Option Term
                           Options             Employees        Price       Expiration    ---------------------
        Name              Granted (#)        in Fiscal Year     ($/Sh)        Date        5% ($)        10% ($)
        ----              -----------        --------------     ------        ----        ------        -------
David Micciulla .......      10,000               30.8%          $7.00        5/7/05       $44,023     $111,562

     The following table sets forth certain information with respect to the executive officers named in the Summary Compensation Table concerning the number and value of unexercised options held as of the end of the Company's fiscal year ended August 31, 1995. No stock options were exercised by any of such executive officers during such fiscal year.

                  AGGREGATED FISCAL 1995 YEAR-END OPTION VALUE

                                                                                       Value of
                                                           Number of                  Unexercised
                                                          Unexercised                In-the-Money
                                                            Options                     Options
                                                      at Fiscal Year End          at Fiscal Year End
                                                              (#)                         ($)
                                                      ------------------          ------------------
                                                         Exercisable/                Exercisable/
         Name                                            Unexercisable               Unexercisable
         ----                                         ------------------          ------------------
         John Hoffman ..........................       28,600 /  3,400               $  8,125 / 0
         David Micciulla .......................        8,000 / 12,000                      0 / 0
         Richard Clouser .......................       26,500 /  5,000                  3,476 / 0
         Mark Miller ...........................            0 /      0                      0 / 0
         Rita Sitnick ..........................        6,000 /  4,000                      0 / 0
         Richard Mandeberg (1) .................        9,000 /  6,000                      0 / 0

----------
(1) Mr. Mandeberg ceased to be employed by the Company subsequent to August 31, 1995. Pursuant to the terms of the 1992 Plan, all of the stock options set forth opposite Mr. Mandeberg's name have expired.


Compensation Committee and Stock Option Committee
Report on Executive Compensation

     The Compensation Committee of the Board of Directors, which consists of Walter G. Arader and Philip S. Birsh, determines the salaries, bonuses and other compensation (other than stock options), of the Company's executive officers. The Stock Option Committee of the Board of Directors is authorized to grant incentive and non-qualified stock options to key employees of the Company, including executive officers, under the 1992 Plan and to administer all of the Company's stock option plans.

     The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of the Company's Common Stock.

     A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Decisions on executive officer compensation are, however, primarily subjective. No pre-determined weight is generally assigned to any of the factors mentioned above. A guideline in determining bonus compensation for division presidents and other designated executive officers has historically been the achievement of budgeted sales and earnings levels, but no other specific corporate performance related targets are otherwise used and the achievement of such goals is not, in all cases, determinative of whether an executive officer will receive bonus compensation or the amount of such compensation.

     The salary of John Hoffman, former President and Chief Executive Officer of the Company, during fiscal 1995 was substantially the same as in fiscal 1994 and reflected the Compensation Committee's determination that the Company's results of operations during fiscal 1994 did not warrant an increase in his base salary rate for fiscal 1995. Mr. Hoffman was not granted a bonus for fiscal 1995. Mr. Micciulla was elected President and Chief Executive Officer of the Company during fiscal 1995. His base salary rate was set by the Compensation Committee at the time of his election after consideration of a number of the factors set forth above, but was primarily based upon a review of historical compensation levels of senior executives of the Company and of the performance by Mr. Micciulla as President of the Unitel-New York and Windsor Video divisions of the Company. Mr. Micciulla's bonus compensation for fiscal 1995 was earned pursuant to a bonus arrangement adopted during fiscal 1995, at which time Mr. Micciulla served as President of the Unitel-New York and Windsor Video divisions of the Company. Under the bonus arrangement, Mr. Micciulla was entitled to receive a bonus equal to 40% of his base salary rate in effect at the commencement of fiscal 1995 if the Unitel-New York, Windsor Video and Windsor New Media divisions of the Company achieved actual levels of earnings before interest, taxes, depreciation and amortization in excess of goals set at the commencement of fiscal 1995. The bonus earned by Mr. Micciulla reflects achievement of those goals.

     The Stock Option Committee also awarded to Mr. Micciulla an option to purchase 10,000 shares of Common Stock contemporaneously with his election as President of the Company. The grant was made to provide Mr. Micciulla with long-term incentive opportunity and to coordinate a portion of his compensation with the market price of the Company's Common Stock. Consistent with the Company's historical practice, the option is presently exercisable as to 20% of the shares of Common Stock subject to the option and will become exercisable as to an additional 20% on each of the next four anniversaries of the date of grant.

                                           The Compensation Committee
                                           The Stock Option Committee
                                            ------------------------
                                                Walter G. Arader
                                                 Philip S. Birsh

Performance Graph

     The following graph compares the yearly change in the cumulative total return on the Company's Common Stock for the five fiscal years ended August 31, 1995 with (i) Media General Financial Services' American Stock Exchange Market Value Index and (ii) a peer group consisting of companies within the three-digit Standard Industrial Classification Code for Motion Picture Production and Allied Services. The companies, which either compete with the Company in one of its service areas or are engaged in related fields, are Northwest Teleproductions, Inc., The Todd-AO Corporation and Carlton Communications PLC. The comparison assumes an investment of $100 on September 1, 1990 in the Company and in each of the comparison groups and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN


   [The following table was represented by a graph in the printed material.]



                         1990        1991          1992        1993        1994         1995
                         ----        ----          ----        ----        ----         ----
UNITEL VIDEO, INC.        100       127.45        178.43      129.41       98.04       100.00
PEER GROUP                100       135.61        182.32      203.15      232.56       291.08
AMEX MARKET INDEX         100       114.77        121.79      142.28      143.64       171.98


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the information set forth above under the captions "Compensation Committee and Stock Option Committee Report on Executive Compensation" and "Performance Graph" shall not be incorporated by reference into any such filings.

Certain Transactions

     The Company is a party to a consulting agreement (each, an "Agreement") with each of Messrs. Herbert Bass and Alex Geisler, directors and former Co-Chairmen and Co-Chief Executive Officers of the Company. The Agreements provide for Messrs. Bass and Geisler to serve as consultants to the Company through August 31, 1996. Each of the consultants received compensation for services rendered during the Company's last fiscal year of $125,000 and is entitled to receive compensation at the rate of $125,000 per year through August 31, 1996. The Agreements also provide each of the consultants with disability payments, life insurance and fringe benefits that are generally available to the Company's executives. Beginning no later than September 1, 1996, each of the consultants is entitled to receive retirement benefits for the rest of his life at an annual rate equal to 35% of his average annual compensation from the Company during the three consecutive years of his highest average compensation. These retirement benefits are payable for a minimum of 10 years and will be paid to the consultant's estate in the event of his death prior to August 31, 2006. However, the retirement benefits are not payable in the event that death precedes retirement. Each consultant also is entitled to receive non-competition payments of $50,000 per annum for the 10 years following the terms of the Agreements.

     Susan Devlin, wife of Richard Clouser, President of the Company's Mobile division, was employed by the Company during the fiscal year ended August 31, 1995 as a vice president of its Mobile division and, during fiscal year 1995, was paid a salary of $131,755 and earned bonus compensation of $52,500.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Grant Thornton as the Company's principal certified public accountants for the fiscal year ending August 31, 1996. A representative of Grant Thornton is expected to be present at the Meeting with the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of stockholders.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company by August 30, 1996 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. The solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO BARRY KNEPPER, SENIOR VICE PRESIDENT-FINANCE AND ADMINISTRATION, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.



                                          KAREN CEIL LAPIDUS,
                                          Secretary

December 29, 1995

                               UNITEL VIDEO, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                ANNUAL MEETING OF STOCKHOLDERS--FEBRUARY 14, 1996

     The undersigned stockholder of UNITEL VIDEO, INC. (the "Company"), revoking all previous proxies, hereby appoints HERBERT BASS and BARRY KNEPPER, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at 11:00 A.M. at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York 10036 on February 14, 1996, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

     1. | |  FOR the two nominees for directors named below.

        | | WITHHOLD AUTHORITY to vote for both of the nominees for directors named below.

        | | FOR both of the nominees for directors named below, except withhold authority to vote for the nominee whose name is lined through. Nominees: DAVID MICCIULLA; BARRY KNEPPER.

     2. To vote on such other business as may properly come before the meeting.

     This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" the election of the nominees for director. This Proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting and at each adjournment or postponement thereof.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Unitel Video, Inc.

                                         Dated: _________________________ , 1996

                                         _______________________________________
                                         Signature of Stockholder

                                         _______________________________________
                                         Signature of Stockholder

                                         NOTE: Please sign this Proxy exactly as
                                         the name(s) appear in the address. When
                                         signing as attorney-in-fact,  executor,
                                         administrator,   trustee  or  guardian,
                                         please add your  title as such.  If the
                                         stockholder  is a  corporation,  please
                                         sign with full  corporate  name by duly
                                         authorized  officer or officers.  Where
                                         stock  is  held  in the  name of two or
                                         more persons,  all such persons  should
                                         sign.

                                         Please sign, date and return this Proxy
                                         in the enclose postage-paid envelope.